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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-98534) and the Registration Statements on Form S-8 (No. 333-13599, No. 333-13509 and No. 333-13511) of Universal Stainless & Alloy Products, Inc. of our report dated January 18, 2002, except for Note 12, which is as of February 8, 2002, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 18, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 22, 2002